                   Exhibit 99.1

MORBARK HOLDINGS GROUP, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019
(With Independent Auditor’s Report Thereon)

                   Exhibit 99.1

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES

Table of Contents

Page
INDEPENDENT AUDITOR’S REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statement of Earnings and Comprehensive Income	3

Consolidated Statement of Members’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6

                   Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members of
Morbark Holdings Group, LLC and Subsidiaries

We have reviewed the accompanying consolidated balance sheet of Morbark Holdings Group, LLC and Subsidaries as of September 30, 2019, and the related consolidated statements of earnings and comprehensive income, members’ equity and cash flows for the nine months then ended.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Troy, Michigan
January 2, 2020

                   Exhibit 99.1

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2019
(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$5,677,706
Accounts receivable - trade, less allowance for doubtful accounts of $406,805	18,576,202
Inventories (note 2)	66,109,375
Prepaid expenses and other current assets	844,637

Total current assets	91,207,920

Property and equipment:
At cost, less accumulated depreciation of $7,444,242 (notes 3, 4 and 5)	34,269,508

Other assets:
Goodwill and other intangibles, less accumulated amortization of $9,630,295 (note 1)	32,259,197

Total assets (notes 4 and 5)	$157,736,625

Liabilities and Members' Equity

Current liabilities:
Checks written in excess of deposits	$324,487
Accounts payable - trade	14,977,863
Current portion of long-term debt (note 5)	3,081,146
Accrued liabilities:
Payroll and payroll related	3,871,887
Taxes	693,363
Customer deposits (note 1)	1,607,727
Warranty and product liability (note 8)	3,952,687
Long-term incentive plan (note 9)	3,777,877
Other	1,499,710

Total current liabilities	33,786,747

Line-of-credit (note 4)	17,000,000

Long-term debt (note 5)	13,694,984

Total liabilities	64,481,731

Members' equity
Members' equity	93,468,763
Accumulated other comprehensive loss	(213,869)

Total members' equity	93,254,894

Total liabilities and members' equity	$157,736,625

See accompanying notes to consolidated financial statements

                   Exhibit 99.1

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS AND COMPREHENSIVE INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2019
(Unaudited)

Net sales	$189,686,690

Cost of sales	136,293,914

Gross profit	53,392,776

General and administrative expenses	27,290,867

Engineering costs	1,099,023

Earnings from operations	25,002,886

Other income (expense):
Rental income	213,600
Interest income	4,222
Interest expense	(2,424,854)
Foreign income taxes	(674,296)
Other - net	606,887

Total other income (expense)	(2,274,441)

Net earnings before other comprehensive income	22,728,445

Other comprehensive income:
Gain on currency translation	3,964

Net comprehensive income	$22,732,409

See accompanying notes to consolidated financial statements

                   Exhibit 99.1

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2019
(Unaudited)

	Accumulated Other Comprehensive Income (Loss)	Members' Equity	Total Members' Equity

Balance - January 1, 2019	$(217,833)	$76,479,913	$76,262,080

Distributions to members	—	(5,739,595)	(5,739,595)

Comprehensive income:
Net earnings	—	22,728,445	22,728,445
Other comprehensive income:
Currency translation	3,964	—	3,964

Total comprehensive income	3,964	22,728,445	22,732,409

Balance - September 30, 2019	$(213,869)	$93,468,763	$93,254,894

See accompanying notes to consolidated financial statements

                   Exhibit 99.1

MORBARK HOLDINGS GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
NINE MONTHS ENDED SEPTEMBER 30, 2019
(Unaudited)

Cash flows from operating activities:

Net earnings	$22,728,445

Adjustments:
Depreciation and amortization	5,565,174
Bad debt recovery	(302,360)
Gain on sale of assets	(16,308)

Changes in assets and liabilities (net of effects of acquisition):
Decrease in accounts receivable	1,653,370
Increase in inventories	(4,122,931)
Decrease in prepaid expenses and other current assets	446,262
Decrease in accounts payable	(578,433)
Decrease in accrued liabilities	(4,422,654)

Total adjustments	(1,777,880)

Net cash provided from operating activities	20,950,565

Cash flows from investing activities:
Purchase of property and equipment	(2,880,790)
Proceeds from sale of property and equipment	226,270

Net cash used in investing activities	(2,654,520)

Cash flows from financing activities:
Decrease in checks written in excess of deposits	(180,027)
Net payments on line-of-credit	(958,251)
Principal payments on long-term debt	(7,328,747)
Distributions to members	(5,739,595)

Net cash used in financing activities	(14,206,620)

Effect of foreign currency exchange rates	3,964

Net increase in cash and cash equivalents	4,093,389

Cash and cash equivalents - January 1, 2019	1,584,317

Cash and cash equivalents - September 30, 2019	$5,677,706

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$2,424,854

See accompanying notes to consolidated financial statements

                   Exhibit 99.1

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Morbark Holdings Group, LLC (“Morbark Holdings”) has a wholly-owned subsidiary; Morbark, LLC (“Morbark, LLC”). Morbark, LLC has three wholly-owned subsidiaries; Rayco Manufacturing, LLC (“Rayco”), Morbark IC-DISC, Inc. (“Morbark IC-DISC”), and Denis Cimaf, Inc. (“DC”), (collectively referred to as “Morbark” or “Company”). The Company is in the business of manufacturing industrial grade equipment for the pulp and paper, sawmill, forest products and solid waste industries and sells to customers in approximately 50 states and various regions around the world. The Company also repairs and refurbishes used equipment that is either owned by the customer or purchased by the Company. Rayco is also engaged in renting used equipment on hand to customers. The manufacturing operations are located in Winn, Michigan, Wooster, Ohio and Roxton Falls, Quebec.

Principles of Consolidation

The interim financial information includes the accounts of Morbark Holdings Group, LLC and its wholly-owned subsidiary; Morbark, LLC and, Morbark, LLC’s wholly-owned subsidiaries; Rayco, Morbark IC-DISC and DC. All significant intercompany balances and transactions have been eliminated in the interim financial information.

Accounting Standards Adopted in 2019

In 2019, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 and all subsequently issued clarifying ASUs that replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

As part of the adoption of the ASU, the Company elected the following transition practical expedients: (i) to reflect the aggregate of all contract modifications that occurred prior to the date of initial application when identifying satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price; and (ii) to apply the standard only to contracts that are not completed at the initial date of application. Because contract modifications are minimal, there is not a significant impact as a result of electing these practical expedients.

The Company adopted the ASU using a modified retrospective approach in the first quarter of 2019 which resulted in no change to the retained earnings at January 1, 2019.

Estimates

The preparation of interim financial information in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim financial information and the reported

                   Exhibit 99.1

amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Rental Accounting

The Company’s primary source of revenue is from the sale of its products. The Company also records revenue from repair and refurbishment jobs of used equipment as well as equipment rentals. The Company generally recognizes revenue from the sale of its products upon shipment, upon customer acceptance or at the successful completion of a repair. Related shipping and handling costs are included in general and administrative expenses.

Rentals to customers are generally short-term and are classified as operating leases. Under this method, revenue is earned over the term of the lease. The Company does not currently have any leases classified as direct financing leases.

Cash and Cash Equivalents

For purposes of the consolidated statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid investments with original maturities of three months or less.

The Company places its temporary cash investments with high credit quality financial institutions. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. At various times during the period, such balances may be in excess of the FDIC limit, and at September 30, 2019, approximately $5,189,000 was above the insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.

The foreign subsidiaries also maintain cash with high credit quality financial institutions. However, these amounts are placed in institutions in foreign jurisdictions that are not insured from loss due to bank failure and require a processing period to transfer cash to the United States of America. Foreign jurisdiction bank regulations, processing periods, social and geo-political activities and other matters create additional risks for asset realization on cash concentrations. The amount of cash in foreign jurisdictions at September 30, 2019 approximated $435,000.

Accounts Receivable

Accounts receivable are valued at customer invoice amounts less an allowance for doubtful accounts, which is determined by a combination of calculating bad debt experience and applying it to current receivables and determining the collectability of individual accounts, through a charge to earnings and a credit to a valuation allowance. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to accounts receivable.

The Company considers accounts to be past due based upon the contractual terms for individual invoices. Interest is charged to past due accounts up to 18% per annum when an account is ten days past due and recorded as income in the current period.

                   Exhibit 99.1

Transfers of Financial Assets

The Company executes factoring and sales agreements with respect to its trade accounts receivable to support its working capital requirements. The Company accounts for these transactions as sales-type transfers of financial assets based on the terms and conditions of each agreement.

Inventories

Inventories consist of raw materials, parts and components, work-in-process, newly manufactured equipment and used equipment, which is normally taken in trade on sales of new equipment. Inventories are valued at the lower of cost or net realizable value, with cost determined using the first-in, first-out method. The Company’s policy is to reduce specific inventories for excess and obsolete items based on management’s review of on-hand inventories compared to estimated future sales and usage.

Purchase Concentrations

Morbark, LLC recorded a substantial portion of its cost of goods sold from two major vendors during the period ended September 30, 2019 which represented approximately 20% of total cost of goods sold from Morbark, LLC. The total amounts due to these vendors amount to 18% of the total accounts payable as of September 30, 2019.

Property and Equipment

Property and equipment was recorded at fair value upon acquisition and depreciated using a combination of accelerated and straight-line methods over the estimated useful lives of the respective assets, ranging from 3 to 40 years. The costs of repairs and maintenance are charged to expense as incurred; major renewals and betterments are capitalized. Rental equipment is recorded at cost and depreciated over the estimated useful life of the equipment. Rental equipment is depreciated whether or not it is out on rent. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included on the consolidated statement of earnings and comprehensive income.

The Company reviews the carrying value of long-lived assets used in operations for impairment when events and circumstances warrant such a review. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amounts by which the carrying value exceeds the fair market value. Fair value is determined using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Goodwill and Other Intangibles

The Company accounts for goodwill under ASC 350-30 allowing for amortization of existing goodwill over a period of 10 years beginning in 2018 and resulting in recognition of goodwill amortization of $3,141,712 for the period ended September 30, 2019. The accumulated amortization of goodwill at September 30, 2019 was $9,630,295.

                   Exhibit 99.1

As of December 31, 2018, the Company had total goodwill of $41,770,493. Under ASU No. 2014-02, the Company elected to amortize goodwill over 10 years on a straight-line basis. Accumulated amortization amounted to $6,488,583 as of December 31, 2018. Amortization expense related to goodwill for the year ended December 31, 2018 amounted to $3,448,548.

Future amortization expense for the five years succeeding September 30, 2019 is scheduled as follows:

2020	$4,188,949
2021	4,188,949
2022	4,188,949
2023	4,188,949
2024	4,188,949

Customer Deposits

The Company may receive payments for future equipment orders. Customer deposits are recorded as accrued liabilities on the consolidated balance sheet.

Warranty Liabilities

Product warranty liabilities are recorded for products sold based on management’s estimates of the amount that will be required to settle such obligations. These reserves are based on several factors including past experience, the length of the warranty period, historical performance of the products, changes in performance of newer products, the mix and volumes sold with respect to such products, as well as various other considerations.

Advertising

Costs related to advertising are charged to expense as incurred. Advertising expense was $485,755 for the interim period ended September 30, 2019.

Income and Sales Taxes

The Company is organized as a limited liability company and is not subject to Federal income tax in accordance with partnership tax rules. Therefore, there is no provision for Federal income tax on the consolidated statements of earnings and comprehensive income and members’ equity, since income is taxed at the individual member level. The Company records foreign income tax expense as incurred.

The Company is subject to sales and use taxes in various state and local jurisdictions in the United States of America. The Company has recorded no amounts for any jurisdictions that may hold claim to previous taxable transactions.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2016 - 2019.

                   Exhibit 99.1

Foreign Currency Translation

Operations outside of the United States include subsidiaries in Canada and Brazil which are held in Denis Cimaf, Inc. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange.

The financial statements of Denis Cimaf, Inc. are maintained at the entities’ functional currency; the Canadian dollar and the Brazilian reais, respectively. The assets and liabilities denominated in a foreign currency have been translated into U.S. dollars at the published exchange rate at the balance sheet date, except for fixed assets, goodwill and equity, which have been translated using historical rates. Revenues and expenses have been translated using the average exchange rate for the period then ended. Resulting translation adjustments are made directly to a separate component of members’ equity (accumulated other comprehensive income or (loss)).

Foreign currency translation for the period ended September 30, 2019 resulted in aggregate exchange gain of approximately $4,000.

The end-of-period spot exchange rates in effect at September 30, 2019 and the average rate for the period then ended for the functional currencies were as follows:

	September 30, 2019
	Average Rate	Spot Rate

Canadian dollar	1.3292	1.3243
Brazilian reais	3.8858	4.1566

Subsequent Events

Subsequent to the period end, ownership in the Company changed.

The interim financial information and related disclosures include evaluation of events up through and including January 20, 2020, which is the date the interim financial information was available to be issued.

                   Exhibit 99.1

Note 2 - Inventories

Inventories are summarized as follows:

Raw materials	$9,172,510
Parts and components	24,550,750
Work-in-process	7,797,242
New equipment	22,855,214
Used equipment	1,733,659

Total inventories	$66,109,375

Note 3 - Property and Equipment

The principal categories of property and equipment are summarized as follows:

Land	$1,002,240
Buildings and improvements	21,664,481
Machinery and equipment	14,056,064
Office equipment and software	2,131,736
Vehicles	585,301
Construction-in-progress	2,273,928

Total cost	41,713,750

Less accumulated depreciation	(7,444,242)

Undepreciated cost	34,269,508

Depreciation expense for the year ended December 31, 2018 was $2,422,006.

Construction-in-progress represents expenditures for assets which have not been placed in service as of September 30, 2019. No depreciation expense will be taken on these assets until they are placed in service. At September 30, 2019, the estimated costs to complete construction-in-progress amounted to approximately $550,000.

Note 4 - Revolver Credit Agreement

The Company has a revolving credit agreement with its bank under which the Company may borrow up to the lesser of $50,000,000 or the borrowing base, as defined, which provides for access to certain lending facilities, which are collateralized by substantially all of the assets of the Company. Interest on borrowings under this facility is payable monthly. The agreement expires October 11, 2022. At September 30, 2019, the average effective rate of interest was approximately 4% charged on the outstanding balance of $17,000,000.

                   Exhibit 99.1

Note 5 - Long-Term Debt

Long-term debt is summarized as follows:

Unsecured Isabella term notes payable, with payments commencing at various dates from 2006 through 2046, over periods from 10 to 15 years with varying interest rates at 1% to 2% below the prime rate (minimum interest rate of 6% and maximum interest rate of 10%). At September 30, 2019, interest of $142,368 was owing and rolled back into the notes	$2,769,601
Term note with a bank, payable in quarterly installments of $714,286, including interest at LIBOR plus 2.75%. The note matures October 2022 and is secured by all assets of the Company. The balance is net of loan fees of $279,186	14,006,529

Total	16,776,130

Less current portion of long-term debt	3,081,146

Long-term portion	$13,694,984

Notes bearing interest related to the prime rate have their interest rates fixed for various periods up to one year.

The amounts of long-term debt coming due for the years succeeding September 30, 2019 are scheduled as follows:

2020	$3,081,146
2021	2,841,524
2022	2,876,770
2023	2,917,136
2024	2,912,183
Thereafter	2,147,371

The revolver and term loan with the bank contains certain restrictive financial covenants, including the maintenance of a minimum fixed coverage ratio.

Note 6 - Operating Leases

The Company leases certain office equipment under noncancellable agreements, which expire at various dates through 2023. The Company also leases certain other equipment under cancellable leases on a month-to-month basis.

The Company leases their Wooster, Ohio facilities from a related party. This lease expires in October 2027 and carries monthly payments of $39,000.

                   Exhibit 99.1

The Company leases its Roxton Falls, Quebec office facility from a related party. This lease expires in December 2023 and carries monthly payments of approximately $5,500.

The following is a schedule by year of approximate future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of September 30, 2019.

Year Ending December 31st:

2020	$633,959
2021	633,959
2022	633,959
2023	597,959
2024	485,663
2025 and thereafter	1,326,000
Total rental expense included in the determination of net earnings for the interim period ended
September 30, 2019 amounted to $570,106.

Note 7 - Employee Benefit Plans

Morbark, LLC adopted the Morbark Employee 401(k) Savings Plan (the Plan) for the benefit of substantially all employees. Morbark, LLC is the Plan Sponsor. The Company matches employee contributions to the Plan up to a specific limit and, at the Company’s discretion, has made additional contributions to the Plan as a percentage of qualified wages. Employer contributions to the Plan were $566,506 for the interim period ended September 30, 2019.

Rayco Manufacturing, LLC adopted the Rayco Manufacturing, LLC 401(k) Plan (the Plan) for the benefit of substantially all employees. Rayco Manufacturing, LLC is the Plan Sponsor. The Company matches employee contributions to the Plan up to a specific limit and, the Company may make additional contributions to the Plan at the Company’s discretion. Employer contributions to the Plan were $307,312 for the interim period ended September 30, 2019.

The Company self-insures medical claims. Individual claims greater than $275,000 are covered by stop-loss insurance. Benefits in excess of this limit are covered by insurance. The Company records an accrual for claims incurred but not yet settled based on management’s analysis of information received from its outside administrator, which is included in accrued liabilities - other on the consolidated balance sheet.

The Company self-insures workers’ compensation administered by Morbark, LLC. Individual claims greater than $600,000 are covered by stop-loss insurance. The Company records an accrual for claims incurred but not yet settled based on management’s analysis of information received from its outside administrator, which is included in accrued liabilities - other on the consolidated balance sheet.

                   Exhibit 99.1

Note 8 - Contingent Liabilities

Morbark Holdings Group, LLC and Subsidiaries are the defendants in a few pending or threatened legal actions involving a variety of matters. Product liability claims are insured above a $250,000 deductible. At September 30, 2019, Morbark Holdings Group, LLC and Subsidiaries have reserved losses of $330,000 for specific claims. Losses arising out of the non-determinable actions are not expected to have a significant impact on the Company’s operations or financial position.

Morbark Holdings Group, LLC and Subsidiaries have recorded a reserve for product warranty claims of $3,622,687 as of September 30, 2019. The estimate includes specific warranty claims and identified warranty issues. The estimate also includes a reserve for unidentified future claims. Warranty expense was $2,139,462 for the interim period ended September 30, 2019.

The change in the Company’s aggregate product warranty liabilities is summarized as follows:

Beginning reserve	$4,117,517
Current period provisions	1,644,631
Current period claims	(2,139,462)

Ending reserve	$3,622,686

Note 9 - Long-Term Incentive Plan

On March 18, 2016, in conjunction with the Company’s Amended and Restated Limited Liability Agreement (“the LLC Agreement”), the Company adopted a Long-Term Incentive Plan (the “Plan”) that provides for the award of Profits Interest to certain members of management and Directors as compensation for services rendered for or on behalf of the Company. Each profit interest unit granted pursuant to the Plan is intended to qualify as a “profits interest” for U.S. federal income tax purposes and will only have value to the extent the value of the Company increases beyond the value at issuance. The membership interests are represented by units (the “Units”) reserved for issuance of awards under the Plan. The Units do not entitle the holders to share in or be allocated profits and losses of the Company, or to receive any share of distributions pursuant to the LLC Agreement. In connection with the adoption of the Plan, a form of Profits Interest Award Agreement (the “Agreement”) was approved pursuant to which Units may be granted from time to time to the participant. Units vest upon the achievement of certain milestones:

Vesting of Time Profits Interest

1.Time-Based Vesting: 25% of the Time Profits Interest shall become vested in the year of the award, and on each of the first, second and third anniversaries of such date; subject to the participants continued service to the Company.
2.Liquidity Vesting: 100% vested as of immediately prior to the occurrence of a liquidity event, subject to the participants continued service to the Company through the date of the liquidity event.

                   Exhibit 99.1

Vesting of Performance Profits Interest

Performance-Based Vesting

1. 12.5% of Performance Profits Interest shall become vested on the determination date with respect to each of the fiscal years 2017 through 2020.
2.A tranche shall become vested on the determination date with respect to each applicable year, subject to the participants continued service to the Company.

Catch up Vesting

3.If EBITDA for an applicable year is less than the EBITDA target for such applicable year, but at least 90% of the EBITDA target for such applicable year, that portion of the performance profits interest that was subject to vesting with respect to an EBITDA missed year but otherwise failed to become vested, shall be vested and exercisable on the determination date subject to certain restrictions in the Profits Interest Award Agreement.

Accelerated Vesting

4.If a participant experiences a qualifying termination as defined under the Agreement, then the Company may allow certain vesting up through the year of termination.

The profits interest units are accounted for in accordance with Accounting Standards Codification (“ASC”) 78-10, “Compensation-Stock Compensation”. The units vest as described above, and therefore, the vesting conditions do not meet the definition of service, market or performance conditions, as defined ASC 718. As such, the units are classified as liability awards. The liability awards are measured at fair value on the grant date and re-measured each reporting period at fair value until the award is settled. Compensation expense is adjusted each reporting period for changes in fair value prorated for the portion of the requisite service period rendered. The vested liabilities related to the Plan recorded by the Company as of and for the interim period ended September 30, 2019 amounted to $3,777,877.

* * * End of Notes * * *